          As filed with the Securities and Exchange Commission on March 26, 1998

Registration No.  333-______

Post-Effective Amendment No. 2 to Registration No. 2-82186 Post-Effective Amendment No. 2 to Registration No. 33-48363 Post-Effective Amendment No. 2 to Registration No. 33-79146 Post-Effective Amendment No. 2 to Registration No. 333-06021

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                       AND
                         POST-EFFECTIVE AMENDMENTS NO. 2
                       TO FORM S-8 REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               WMS INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                    36-2814522
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          3401 NORTH CALIFORNIA AVENUE
                             CHICAGO, ILLINOIS 60618
   (Address, including zip code, of Registrant's principal executive offices)

                                -----------------

                         1982 EMPLOYEE STOCK OPTION PLAN
                             1991 STOCK OPTION PLAN
                             1993 STOCK OPTION PLAN
                             1994 STOCK OPTION PLAN
                           (Full titles of the Plans)

                                -----------------

                                 ORRIN J. EDIDIN
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               WMS INDUSTRIES INC.
                          3401 NORTH CALIFORNIA AVENUE
                             CHICAGO, ILLINOIS 60618
                                 (773) 961-1111
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             JEFFREY N. SIEGEL, ESQ.
                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                            NEW YORK, NEW YORK 10036

                                               CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES                AMOUNT TO BE                  OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
   TO BE REGISTERED                  REGISTERED(1)                  PER SHARE(2)             PRICE                FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par            1982 Employee Stock Option Plan           $30.3125            $1,243,570              $366.85
value $.50 per share         41,025 shares

Common Stock, par            1991 Stock Option Plan                    $30.3125            $4,428,505            $1,306.41
value $.50 per share         146,095 shares

Common Stock, par            1993 Stock Option Plan                    $30.3125            $7,480,519            $2,206.75
value $.50 per share         246,780 shares

Common Stock, par            1994 Stock Option Plan                    $30.3125            $2,469,256              $728.43
value $.50 per share         81,460 shares
==========================================================================================================================
Total                        515,360 shares                            $30.3125           $15,621,850            $4,608.45
==========================================================================================================================

(1) The shares registered hereunder are being issued as an adjustment to option holders under the Registrant's stock option plans listed in this table. See "Explanatory Note" below.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on March 23, 1998.

(3) This Registration Statement registers additional shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plans for which Registration Statements on Form S-8, Nos. 2-82186, 33-48363, 33-79146 and 333-06021, as amended, are currently effective. Registration fees of $1,856.25, $7,823.00, $13,502.16 and $11,832.00 were paid, respectively, upon the initial filings of the Registration Statements registering 750,000, 1,500,000, 1,750,000 and 1,500,000 shares of Common Stock, respectively, thereunder, and registration fees of $250.06, $1,172.07, $2,823.17 and $752.47 were paid, respectively, upon the filing of Post-Effective Amendments No. 1 to each of the Registration Statements registering 50,804, 201,845, 448,902 and 144,455 additional shares of Common Stock, respectively, thereunder. Pursuant to Instruction E to Form S-8, the registration fee is being paid with respect to the additional securities only.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed together with this Registration Statement shall be deemed to be a combined prospectus which shall also relate to the Registrant's Registration Statements No. 2-82186, 33-48363, 33-79146 and 333-06021 on Form S-8. This Registration
Statement and the Registration Statements being amended hereby are collectively referred to herein as the "Registration Statement".

                                EXPLANATORY NOTE

         Registration Statement Nos. 2-82186, 33-48363, 33-79146 and 333-06021
(collectively, the "Original Registration Statements") were filed previously with the Securities and Exchange Commission by Registrant to register shares of its common stock, par value $.50 per share (the "Common Stock"), issuable pursuant to its 1982 Employee Stock Option Plan, as amended, its 1991 Stock Option Plan, as amended, its 1993 Stock Option Plan, as amended, and its 1994 Stock Option Plan, as amended (collectively, the "WMS Plans"). On October 1, 1997, Post-Effective Amendments No. 1 were filed with respect to each of the Original Registration Statements to reflect an adjustment to the number of options registered due to a spin-off of Registrant's interests in WHG Resorts & Casinos Inc. Pursuant to the distribution (the "Distribution") of Registrant's approximately 86.7% interest in Midway Games Inc., shares of Common Stock (the "Adjustment Shares") are being issued to holders of options to purchase Common Stock under the WMS Plans in accordance with the antidilution provisions of the WMS Plans. In addition, in accordance with a Rights Agreement entered into by the Registrant and The Bank of New York, upon completion of the Distribution, shares of Common Stock will be accompanied by certain stock purchase rights. This Registration Statement is being filed to: (i) register the Adjustment Shares; and (ii) amend the Original Registration Statements to reflect the existence of the stock purchase rights which will accompany the Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II herein, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant's Original Registration Statements, the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1997 and December 31, 1997, the Registrant's Current Report on Form 8-K dated March 6, 1998 and the description of the Registrant's Common Stock contained in the Company's Registration Statements on Form 8-A (File No. 1-8300) filed on January 21, 1982 and March 25, 1998 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all exhibits thereto and any amendment or report filed for the purpose of updating such information, are incorporated herein by reference and made a part of this Registration Statement as of the date hereof.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036. Shareholders of Shack & Siegel, P.C., hold options to purchase 62,955 shares of the Registrant's Common Stock at an exercise price of $21.344 per share. In addition, pursuant to antidilution provisions of the WMS Plans triggered by the Distribution, 10,731 Adjustment Shares will be issued to shareholders of Shack & Siegel, P.C.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the Registrant, as amended (the "Bylaws"), by the Restated Certificate of Incorporation, as amended, of the Registrant (the "Certificate of Incorporation") and by certain indemnification agreements entered into with each of its officers and directors (the "Indemnity Agreements").

         Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

         The Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the Registrant provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

         The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware, and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase such protection in certain respects.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number       Description

       4.1 Rights Agreement, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 25, 1998.

       4.2(a) 1982 Employee Stock Option Plan, as amended, incorporated by reference to Exhibit 10(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

         4.2(b) Amendment to Article III, Section 3 (Option Adjustments) of 1982 Employee Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

       4.2(c) Form of Option Agreement under the 1982 Employee Stock Option Plan, incorporated by reference to Exhibit 4(b) to Registration Statement No. 2-82186 as filed with the Commission on March 3, 1983.

       4.3(a) 1991 Stock Option Plan, as amended, incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

       4.3(b) Amendment to Article III, Section 3 (Option Adjustments) of 1991 Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

       4.3(c) Form of Option Agreement under the 1991 Stock Option Plan, incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-48363 as filed with the Commission on June 3, 1992.

       4.4(a) 1993 Stock Option Plan, as amended, incorporated by reference to Exhibit 10(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

       4.4(b) Amendment to Article III, Section 3 (Option Adjustments) of 1993 Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

       4.4(c) Form of Option Agreement under the 1993 Stock Option Plan, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-79146 on Form S-8 as filed with the Commission on May 19, 1994.

       4.5(a) 1994 Stock Option Plan, as originally adopted, incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1994.

       4.5(b) Amendment to Article III, Section 3 (Option Adjustments) of 1994 Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

       4.5(c) Form of Option Agreement under the 1994 Stock Option Plan, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 333-06021 on Form S-8 as filed with the Commission on June 14, 1994.

       5             Opinion of Shack & Siegel, P.C., counsel for Registrant.

       23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

       23.2          Consent of Ernst & Young LLP.

       24            Power of Attorney (contained on the signature page hereof).

ITEM 9. UNDERTAKINGS.

       a.         The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 25th day of March, 1998.

                               WMS INDUSTRIES INC.

                               By:/s/ Neil D. Nicastro
                                  ---------------------------------------
                                  Neil D. Nicastro
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Louis J. Nicastro, Harold H. Bach, Jr. and Orrin J. Edidin, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 DATE                      TITLE

   /s/ Neil D. Nicastro                   March 25, 1998            President, Chief Executive Officer, Chief
----------------------------------                                  Operating Officer and Director (Principal
   Neil D. Nicastro                                                 Executive Officer)

   /s/ Harold H. Bach, Jr.                March 25, 1998            Vice President - Finance and Treasurer (Principal
----------------------------------                                  Financial and Principal Accounting Officer)
   Harold H. Bach, Jr.

   /s/ Louis J. Nicastro                  March 25, 1998            Chairman of the Board of Directors
----------------------------------
   Louis J. Nicastro

   /s/ Norman J. Menell                   March 25, 1998            Vice Chairman of the Board of Directors
----------------------------------
   Norman J. Menell

   /s/ Kenneth J. Fedesna                 March 25, 1998            Director
----------------------------------
   Kenneth J. Fedesna

   /s/ William C. Bartholomay             March 25, 1998            Director
----------------------------------
   William C. Bartholomay

   /s/ William E. McKenna                 March 25, 1998            Director
----------------------------------
   William E. McKenna

   /s/ Harvey Reich                       March 25, 1998            Director
----------------------------------
   Harvey Reich

   /s/ Ira S. Sheinfeld                   March 25, 1998            Director
----------------------------------
   Ira S. Sheinfeld


PROSPECTUS

                               WMS INDUSTRIES INC.

                                2,681,487 SHARES

                          COMMON STOCK, PAR VALUE $.50

         This Prospectus has been prepared by WMS Industries Inc., a Delaware corporation (the "Company"), for use upon resale of shares of the Company's common stock, par value $.50 per share (the "Common Stock"), by certain officers and directors of the Company (the "Selling Stockholders") who have acquired or may acquire Common Stock upon exercise or adjustment of options ("Options") granted or to be granted under the Company's 1982 Employee Stock Option Plan, 1991 Stock Option Plan, 1993 Stock Option Plan and 1994 Stock Option Plan (as amended, the "Plans"). The maximum number of shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations, spinoffs and certain other changes affecting the Common Stock, as described in the Plans. The Common Stock is listed on the New York Stock Exchange, and it is anticipated that the Selling Stockholders will offer shares of Common Stock for resale at prevailing prices on such exchange on the date of sale. See "Plan of Distribution" below. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders. Each share of Common Stock is sold together with certain rights to purchase securities of the Company. These rights are described in a Registration Statement on Form 8-A (File No. 1-8300) which was filed by the Company on March 25, 1998. See "Documents Incorporated by Reference" below.

          SEE "RISK FACTORS" BEGINNING ON PAGE 3 BELOW FOR A
          DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK. ADDITIONAL RISK "FACTORS AFFECTING FUTURE
          PERFORMANCE" ARE INCORPORATED HEREIN BY REFERENCE TO ITEM 1 IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION; NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

         No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                                 --------------

                  The date of this Prospectus is March 26, 1998

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") the following Registration Statements (which term shall include any amendment thereto) on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby: File Nos. 2-82186, 33-48363, 33-79146, 333-06021 and 333-______. This Prospectus, which constitutes a part of each of these Registration Statements, does not contain all the information set forth in the Registration Statements, and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statements including the exhibits and schedules to such Registration Statements, copies of which may be obtained as noted below. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified by the provisions of such document, to which such reference is made.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statements and the reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549. The Commission maintains an internet site on the Worldwide Web at www.sec.gov. that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby incorporates by reference (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, including the exhibits thereto; (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1997 and December 31, 1997; (c) the Company's Current Report on Form 8-K dated March 6, 1998; and (d) the description of the Common Stock contained in the Company's Registration Statements on Form 8-A (File No. 1-8300) filed on January 21, 1982 and March 25, 1998 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for copies of such information should be directed to the Company at its principal executive office: 3401 North California Avenue, Chicago, IL 60618 (773) 961-1111, Attention: Vice President--Finance.

                                  RISK FACTORS

         In addition to considering the other information set forth in, or incorporated by reference into, this Prospectus, prospective investors should carefully consider the following factors in evaluating an investment in the Company, including "Item 1. Business - Factors Affecting Future Performance" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

         1. Blank Check Preferred Stock and Control of the Company. The Company's Restated Certificate of Incorporation, as amended, authorizes the issuance of 5,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. Although there are no present plans, agreements, commitments or undertakings with respect to the Company's issuance of any shares of Preferred Stock, any such issuances may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or to dilute the public ownership of the Company, and there can be no assurance that the Company will not issue such shares.

         2. Adverse Effect of Potential Future Sales of Common Stock; Dilutive Nature of Options and Other Derivative Securities. The Company has 100,000,000 authorized shares of Common Stock, of which 27,886,021 shares will be issued and outstanding as of April 6, 1998. In the event that all of the issued and outstanding options were exercised as of such date, approximately 32,100,000 shares of Common Stock would be outstanding. Management will have broad discretion with respect to the issuance of the remaining authorized but unissued shares, including discretion to issue such shares in compensatory and acquisition transactions. In the event that the Company seeks to procure additional financing through the sale and issuance of its securities, the then current stockholders of the Company may suffer dilution in their percentage ownership of shares of the Common Stock. In addition, the future issuance of shares at a price below the then current market price of the Common Stock pursuant to this Prospectus or the registration statements listed under "Additional Information" above, or otherwise, or even the potential of such sales, may have a depressive effect on the future market price of the Common Stock. As of March 26, 1998, the Company had outstanding options to purchase an aggregate of approximately 3,500,000 shares of Common Stock exercisable at an average exercise price of approximately $19 per share. The Company's Plans also authorize the grant of options to purchase approximately an additional 1,100,000 shares of Common Stock. During the terms of the options, which average approximately six years from the date hereof, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. The percentage increase or decrease in the market price of an option tends generally to be greater than the percentage increase or decrease in the market price of the underlying common shares. The holders of options would be most likely to exercise them and purchase the Common Stock at a time when the Company could obtain capital by a new offering of securities on terms more favorable to the Company than those provided by the options. Consequently, the terms on which the Company could obtain additional capital during such periods may be adversely affected.

         3. Losses from Continuing Operations. The Company, apart from its subsidiary, Midway Games Inc., which is scheduled to be spun off from the Company on April 6, 1998, has not generated a net income during its last three fiscal years and is not expected to generate a net income for the current fiscal year.

                            USE OF PROCEEDS; DILUTION

         The Company will receive none of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon the exercise of Options for cash. The Company plans to use any such proceeds for working capital. For a discussion of the possible dilutive effects of the shares to be sold hereby, see paragraph number 2 under "Risk Factors" above.

                              SELLING STOCKHOLDERS

         The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who have acquired or may acquire such shares pursuant to the exercise of Options. The Selling Stockholders named below may resell all, a portion or none of such shares from time to time.

         Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with", the Company. Non-affiliates who hold restricted securities (as defined in Rule 144(a)(3) under the Securities Act) purchased under the Plans or other employee benefit plans and who are not named below may use this Prospectus for the offer or sale of their Common Stock if they hold 1,000 shares or less. The inclusion of a person's name in the table below shall not be deemed to be an admission by such person that he or she is an "affiliate" of the Company.

         The table below sets forth with respect to each Selling Stockholder, based upon information available to the Company as of March 26, 1998, the number of shares of Common Stock beneficially owned before and after the sale of the shares offered hereby; the number of shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock offered hereby.

                                           Amount and                              Shares           Percent of Class(3)
                                           Nature of                            Beneficially        -------------------
                                           Beneficial        Shares to be       Owned After         Before         After
Name and Position                         Ownership(1)        Sold(1)(2)          Offering        Offering       Offering
-----------------                         ------------        ----------          --------        --------       --------
Louis J. Nicastro                         7,422,332(4)          500,000           6,922,332         26.1%          24.8%
   Chairman of the Board of
   Directors

Neil D. Nicastro                          8,420,000(5)        1,440,300           6,979,700         29.1%          25.0%
   President, Chief Executive
   Officer, Chief Operating Officer
   and Director

Harold H. Bach, Jr.                         112,530(6)          110,530               2,000            *             *
   Vice President - Finance,
   Treasurer, Chief Financial and
   Chief Accounting Officer

Orrin J. Edidin                                  -0-             25,000(7)               -0-          -0-           -0-
   Vice President, Secretary and
   General Counsel

Kenneth J. Fedesna                          192,041(8)          191,983                  58            *             *
   Vice President and General
   Manager of Williams Electronic
   Games, Inc.; Director

Norman J. Menell                             75,902(9)           73,686               2,216            *             *
   Vice Chairman of the Board of
   Directors

William C. Bartholomay                       92,486(9)           73,686              18,800            *             *
   Director

William E. McKenna                           76,280(9)           73,686               2,594            *             *
   Director

Harvey Reich                                 74,876(9)           73,686               1,190            *             *
   Director



Ira S. Sheinfeld                            118,930(10)         118,930                  -0-           *            -0-
   Director

-------------------
*  Less than 1%

(1) Includes shares to be issued on April 6, 1998 as an antidilution adjustment to the Company's option holders pursuant to provisions in the Company's stock option plans triggered by the spin-off scheduled to be completed on such date of the Company's approximately 86.7% interest in Midway Games Inc. to the Company's stockholders.

(2) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares to be sold shall be determined from time to time by each Selling Stockholder in his discretion.

(3) Based on 27,886,021 shares outstanding as of April 6, 1998. Shares issuable upon the exercise of options exercisable within 60 days by such person are deemed to be outstanding with respect to the calculation of such person's percent class.

(4) Includes 6,917,700 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, includes 500,000 shares which may be acquired upon the exercise of stock options to be granted as of April 6, 1998 to Mr. Louis J. Nicastro as part of a compensation arrangement with the Company.

(5) Includes 6,917,700 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, includes 1,007,286 shares which may be acquired pursuant to the exercise of stock options, 250,000 of which are to be granted to Mr. Neil D. Nicastro as of April 6, 1998 as part of a compensation arrangement with the Company.

(6) Includes 94,433 shares which may be acquired pursuant to the exercise of stock options.

(7) Includes 25,000 shares which may be acquired pursuant to the exercise of stock options.

(8) Includes 163,684 shares which may be acquired pursuant to the exercise of stock options.

(9) Includes 62,955 shares which may be acquired pursuant to the exercise of stock options.

(10) Includes 100,728 shares which may be acquired pursuant to the exercise of stock options.


                              PLAN OF DISTRIBUTION

         The Common Stock is being sold by the Selling Stockholders for their own accounts. The Common Stock may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions on the

New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Common Stock to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

         There can be no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Shack & Siegel, P.C., New York, New York. Stockholders of Shack & Siegel, P.C. hold options to purchase 62,955 shares of Common Stock at an exercise price of $21.344 per share. In addition, pursuant to certain antidilution adjustments to the Company's options, 10,731 shares of Common Stock are expected to be issued on April 6, 1998 to shareholders of Shack & Siegel, P.C.

                                     EXPERTS

         The consolidated financial statements of WMS Industries Inc. incorporated by reference in the WMS Industries Inc. Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  EXHIBIT INDEX

Exhibit Number       Description

         4.1 Rights Agreement, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 25, 1998.

         4.2(a) 1982 Employee Stock Option Plan, as amended, incorporated by reference to Exhibit 10(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

         4.2(b) Amendment to Article III, Section 3 (Option Adjustments) of 1982 Employee Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

         4.2(c) Form of Option Agreement under the 1982 Employee Stock Option Plan, incorporated by reference to Exhibit 4(b) to Registration Statement No. 2-82186 as filed with the Commission on March 3, 1983.

         4.3(a) 1991 Stock Option Plan, as amended, incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

         4.3(b) Amendment to Article III, Section 3 (Option Adjustments) of 1991 Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

         4.3(c) Form of Option Agreement under the 1991 Stock Option Plan, incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-48363 as filed with the Commission on June 3, 1992.

         4.4(a) 1993 Stock Option Plan, as amended, incorporated by reference to Exhibit 10(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

         4.4(b) Amendment to Article III, Section 3 (Option Adjustments) of 1993 Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

         4.4(c) Form of Option Agreement under the 1993 Stock Option Plan, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-79146 on Form S-8 as filed with the Commission on May 19, 1994.

         4.5(a) 1994 Stock Option Plan, as originally adopted, incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1994.

         4.5(b) Amendment to Article III, Section 3 (Option Adjustments) of 1994 Stock Option Plan, incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy Statement on Schedule 14A as filed with the Commission on December 11, 1996.

         4.5(c) Form of Option Agreement under the 1994 Stock Option Plan, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 333-06021 on Form S-8 as filed with the Commission on June 14, 1994.

         5           Opinion of Shack & Siegel, P.C., counsel for Registrant.

         23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

         23.2        Consent of Ernst & Young LLP.

         24          Power of Attorney (contained on the signature page hereof).